Exhibit 99.1

REDWOOD TRUST AND OAKTREE ANNOUNCE JOINT VENTURE TO INVEST IN BUSINESS PURPOSE BRIDGE LOANS

Newly-Formed Investment Vehicle to Drive Further Growth in CoreVest’s Top-Tier Bridge Lending Platform in Partnership with Leading Global Investment Manager

MILL VALLEY, CA –– Redwood Trust, Inc. (NYSE: RWT; “Redwood” or the “Company”), a leader in expanding access to housing for homebuyers and renters, today announced the formal launch of a joint venture (“JV”) between Redwood and funds managed by Oaktree Capital Management, L.P. (“Oaktree”) to invest in business purpose bridge loans originated by CoreVest American Finance Lender (“CoreVest”), a division of Redwood.

Total equity commitment to the JV – funded 80% by Oaktree and 20% by Redwood – has the potential to finance over $1 billion of newly-originated bridge loans, inclusive of proceeds from secured financing. The vehicle has a three-year reinvestment period during which time principal repayments can be redeployed.

“We are pleased to be partnering with Oaktree, a premiere global investment manager, in a joint venture that will enhance our ability to provide solutions to a broad spectrum of real estate investors at an important point in the housing cycle,” said Dash Robinson, President of Redwood. “We continue to see immense opportunity for our bridge lending platform, particularly as other lenders reduce their footprint. The JV allows us to efficiently leverage our own investment capital and serve our customers in expanded ways.”

“We are thrilled to partner with Redwood and CoreVest in a win-win-win structure maintaining credit availability for residential borrowers, providing reliable capital to support originations growth, and enabling differentiated access to an attractive asset class for our investors,” said Dante Quazzo, Vice President in Oaktree’s Global Opportunities strategy. “We have long been impressed with the quality of CoreVest’s operations, underwriting, sponsor relationships, and distribution network. Housing affordability is top of mind for many Americans, and this partnership creates opportunity for Oaktree to invest alongside a top-tier business purpose lender while supporting new and improved housing stock.”

The JV is designed to purchase the various types of bridge loans that CoreVest originates, including multifamily bridge, build-for-rent and single-asset bridge loans, and may invest opportunistically in loans sourced from third parties. The JV intends to initially finance its portfolio with warehouse facilities that may subsequently be refinanced through securitizations or longer-term credit facilities, with the potential to enhance returns and create additional deployment capacity.

Mayer Brown LLP served as legal counsel to Redwood and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to Oaktree in connection with the transaction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the total equity commitment to the JV, the potential for the JV to finance over $1 billion of newly-originated bridge loans, and intention to finance the JV’s portfolio with warehouse facilities and, potentially, securitizations or longer-term credit facilities. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Redwood

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons™, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

About CoreVest

CoreVest is the leading lender to residential real estate investors nationwide. CoreVest offers long-term loans for rental properties as well as short-term bridge loans for fix and flip, investment credit lines, and build for rent programs. With more than $20 billion in loans closed and nearly 150,000 units financed, CoreVest provides efficiency, scalability, and certainty of close. The company works directly with borrowers and brokers. For more information, visit corevestfinance.com.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $172 billion in assets under management as of March 31, 2023. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,100 employees and offices in 20 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

CONTACT

Kaitlyn Mauritz

SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com